Exhibit 99.1
For Immediate Release
LULULEMON ATHLETICA INC. CONTINUES TO GAIN MOMENTUM WITH STRONG
FOURTH QUARTER AND FISCAL YEAR 2007 RESULTS
Fourth Quarter Net Revenue Increases 101% to $105 million
Fourth Quarter Diluted EPS of $0.21
Company Introduces Fiscal 2008 Guidance
Vancouver, Canada — April 2, 2008 — lululemon athletica inc. [NASDAQ: LULU; TSX: LLL] today announced financial results for the quarter and fiscal year ended February 3, 2008.
For the quarter ended February 3, 2008:
•	Net revenue increased 101% to $105.1 million from $52.2 million for the fourth quarter of fiscal 2006. Net revenue from corporate-owned stores was $92.5 million, an increase of 117% from $42.6 million for the fourth quarter of fiscal 2006, with comparable-store sales increasing 41%, or 24% on a constant dollar basis.

•	Gross profit as a percentage of net revenue increased 270 basis points to 54.1% of net revenue from 51.4% of net revenue in the fourth quarter of fiscal 2006.

•	Income from operations was $21.7 million, or 20.6% of revenues, compared to $2.2 million, or 4.2% of revenues, in the fourth quarter of fiscal 2006.

•	Diluted earnings per share was $0.21 on net income of $14.6 million, compared to diluted earnings per share of $0.01 on net income of $0.9 million in the fourth quarter of fiscal 2006. Excluding a one-time legal settlement expense, diluted earnings per share for the fourth quarter of fiscal 2006 were $0.05.
For the fiscal year ended February 3, 2008:
•	Net revenue increased 84% to $274.7 million from $148.9 million for the same period in fiscal 2006. Net revenue from corporate-owned stores was $243.6 million, an increase of 102% from $120.7 million for the same period in fiscal 2006, with comparable-store sales increasing 34%, or 24% on a constant dollar basis.

•	Gross profit as a percentage of net revenue increased 230 basis points to 53.3% of net revenue from 51.0% of net revenue in the twelve months of fiscal 2006.

•	Income from operations was $50.1 million, or 18.2% of revenues, compared to $16.2 million, or 10.9% of revenues, in the twelve months of fiscal 2006.

•	Diluted earnings per share was $0.45 on net income of $30.8 million, compared to diluted earnings per share of $0.11 on net income of $7.7 million for the same period in fiscal 2006. Excluding a one-time charge for the settlement of a lawsuit, diluted earnings per share for fiscal 2006 was $0.18.
Robert Meers, lululemon’s CEO stated: “We are extremely pleased with the accelerated growth of our fourth quarter results. We believe that the strong momentum generated in 2007 puts us in great standing for 2008. The Company will continue to deliver innovative performance apparel, a distinctive store experience, and a community-based marketing approach, focusing on U.S. expansion.” Mr. Meers continued: “While the current overall consumer environment may be challenging, the increasing loyalty of our guests and our unique positioning in the historically resilient active and healthy-lifestyle market, are providing for continued acceptance of our brand.”
Creating components for people to live longer, healthier and more fun lives

Discontinuing Operations in Japan
The Company also announced today that it will be discontinuing its operations in Japan. lululemon athletica opened its first store in Japan in 2005 and has operated in Japan through a joint venture known as lululemon Japan Inc. with Japanese apparel company, Descente, Ltd., since 2006. lululemon Japan Inc. currently has four stores.
Robert Meers, CEO of lululemon athletica commented, “Japan represents less than 1.5% of our revenues but has been taking a disproportionate amount of management time and attention over this past year. After re-evaluating our operating performance in Japan and our priorities, we have concluded our time, attention, and capital resources are best spent focused on our top priorities which are growth in the United States, where we plan to open 35 stores in 2008, and the development of an e-commerce business.”
lululemon athletica and Descente are working together to wind down the store operations as soon as possible, with expected completion in Q2 of 2008.
Fiscal Year 2008 Guidance
The Company has previously stated its long-term growth targets of net revenue growth of approximately 25% and diluted EPS growth in excess of 25%. The Company believes 2008 net revenues and diluted EPS growth will exceed these long-term targets.
For fiscal 2008, diluted earnings per share are expected to be in the range of $0.70 to $0.72. This guidance is based on anticipated comparable store sales growth of low teens; or high single digits on a constant dollar basis, and 35 planned new store openings in North America. The Company expects an effective tax rate of approximately 33% for the full year and anticipates diluted weighted average shares outstanding of approximately 71.0 million for 2008. This fiscal 2008 earnings guidance includes a charge of approximately $0.02 per share resulting from the Company’s planned closure of its four stores currently operating in Japan.
In a separate news release, lululemon also today announced the appointment of Christine Day, currently Executive Vice President of Retail Operations, to the offices of President and COO and to the role of CEO Designate. Ms. Day will be appointed CEO upon the retirement of Bob Meers on June 30, 2008.
Conference Call Information
A conference call to discuss fourth quarter results is scheduled for today, April 2, 2008, at 9:0 AM Eastern Time. Investors interested in participating in the call are invited to dial (877) 397-0300 approximately ten minutes prior to the start of the call. The conference call will also be webcast live at www.lululemon.com.
About lululemon athletica inc.
lululemon athletica (NASDAQ: LULU; TSX: LLL) is a yoga-inspired athletic apparel company that creates components for people to live longer, healthier and more fun lives. By producing products that help keep people active and stress free, lululemon believes that the world will be a better place. Setting the bar in technical fabrics and functional designs, lululemon works with yogis and athletes in local communities for continuous research and product feedback. For more information, http://www.lululemon.com.
Forward-Looking Statements:
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks, uncertainties and assumptions, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, both in North America and internationally, the development and introduction of new products, and the implementation of our marketing and branding strategies. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: the possibility that we may not be able to manage operations at our current size or manage growth effectively; the possibility that we may not be able to identify suitable locations to open new stores or attract customers to our stores; the possibility that we may not be able to successfully expand in the United States or in other markets, or expand into new markets; the possibility that we may not be able to finance our growth and maintain sufficient levels of cash flow; increasing competition, which may cause us to reduce the prices of our products or to increase significantly our marketing efforts to avoid losing market share; the possibility that we may not be able to effectively market and maintain a positive brand image; the possibility that we may not be able to continually innovate and provide our consumers with improved products; and other risk factors detailed in our filings with the Securities and Exchange Commission, including risk factors contained in our final prospectus relating to our initial public offering included in our Registration Statement on Form S-1 (file no. 333-142477) filed with the SEC and other filings we make with the SEC. Our filings with the SEC are available at www.sec.gov http://www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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Contacts:
Investors
ICR
Joseph Teklits
203-682-8258
Media
FD
Evan Goetz, Diane Zappas
212.850.5600

Exhibit (1)
lululemon athletica inc.
Condensed Consolidated Statements of Operations
Expressed in thousands of dollars except per share amounts

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	January 31,	February 3,	January 31,	February 3,
	2007	2008	2007	2008
Net revenue	$52,216	$105,093	$148,885	$274,713

Costs of goods sold	25,395	48,273	72,903	128,411

Gross Profit	26,821	56,820	75,982	146,302
As a percent of revenues	51.4%	54.1%	51.0%	53.3%

Selling, general and administrative expenses	24,656	35,143	59,769	96,177
As a percent of revenues	47.2%	33.4%	40.1%	35.0%

Income from operations	2,165	21,677	16,213	50,125
As a percent of revenues	4.1%	20.6%	10.9%	18.2%

Interest expense (income), net	(17)	(258)	(94)	(854)

Income before income tax	2,182	21,935	16,307	50,979

Provision for income taxes	1,349	7,460	8,753	20,471
Non-controlling interest	(54)	(134)	(112)	(334)

Net income	$887	$14,609	$7,666	$30,842

Earnings per share:
Basic	$0.01	$0.22	$0.12	$0.46
Diluted	$0.01	$0.21	$0.11	$0.45

Weighted average outstanding:
Basic	65,087,431	67,527,381	65,156,625	66,430,022
Diluted	65,087,431	70,629,927	69,728,162	69,297,878

Exhibit (2)
lululemon athletica inc.
Condensed Consolidated Balance Sheets
Expressed in thousands of dollars

	January 31,	February 3,
	2007	2008
ASSETS
Current assets
Cash and cash equivalents	$16,029	$53,339
Inventories	26,628	39,092
Other current assets	5,836	5,475

Total current assets	48,493	97,906

Property and equipment, net	18,176	44,039

Goodwill and intangible assets, net	2,952	8,124

Other assets	2,672	5,023

Total assets	$72,293	$155,092

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$4,935	$5,200
Other current liabilities	17,826	24,902
Income taxes payable	9,178	5,720

Total current liabilities	31,939	35,822

Other non-current liabilities	2,975	7,236

Stockholders’ equity	37,379	112,034

Total liabilities and stockholders’ equity	$72,293	$155,092

Exhibit (3)
lululemon athletica inc.
Condensed Consolidated Cash Flow Statements
Expressed in thousands of dollars

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	January 31,	February 3,	January 31,	February 3,
	2007	2008	2007	2008
Cash flow from operating activities

Net income for the year	$887	$14,609	$7,666	$30,842

Items not affecting cash:
Depreciation and amortization	1,666	2,847	4,619	8,341
Deferred income tax	(669)	(195)	(3,077)	1,799
Loss on property & equipment	—	—	230	—
Non-cash compensation	886	1,132	2,830	5,947
Non-controlling interest	(54)	(134)	(112)	(334)
Changes in non-cash working capital items	15,063	9,372	13,293	(8,504)

	17,779	27,631	25,449	38,091

Cash flows from investing activities

Purchase of property and equipment	(3,711)	(10,937)	(12,838)	(29,676)
Acquisition of franchises	—	—	(512)	(5,559)

	(3,711)	(10,937)	(13,350)	(35,235)

Cash flow from financing activities

Cash received on exercise of stock options	—	54	—	54
Amounts received from principal stockholder loan	—	—	222	—
Amounts received from joint venture partner	—	—	—	564
Capital stock issued for cash	—	—	446	38,350
IPO Costs	—	—	—	(6,992)

	—	54	669	31,976

Effect of exchange rate changes on cash	(1,522)	266	(616)	2,478

Increase in cash and cash equivalents	12,546	17,014	12,152	37,310

Cash and cash equivalents, beginning of year	3,483	36,325	3,877	16,029

Cash and cash equivalents, end of year	$16,029	$53,339	$16,029	$53,339